EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF HIGHPEAK ENERGY, INC.

PURSUANT TO 18 U.S.C. § 1350

I, Jack Hightower, President and Chief Executive Officer of HighPeak Energy, Inc. (the "Company"), hereby certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the accompanying Annual Report on Form 10-K for the year ended December 31, 2020:

1.	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	Fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack Hightower
Jack Hightower
Chief Executive Officer
Date: March 15, 2021